UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - MARCH 14, 2007

MANCHESTER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-50477	98-0380409
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Crescent Court, 7th Floor
Dallas, Texas 75201
(Address of principal executive offices)

(214) 459-3230
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02:	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On March 14, 2007 the Board of Directors (the “Board”) of Manchester Inc. (the “Company”) named Lawrence Taylor as its Chief Financial Officer. Mr. Taylor will be responsible for all aspects of Manchester's financial reporting and treasury and involved in strategic planning and business management functions.

Mr. Taylor received his bachelor's degree in accounting from Wayne State University in Detroit, MI. He is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and both the Texas and National branches of Financial Executives International. Prior to joining the Company, Mr. Taylor served as Vice President and Chief Financial Officer for Digital Recorders, Inc., a NASDAQ-listed company serving the mass transit industry in the U.S., Europe, South America and Australia, where he was responsible for negotiating significant revolving credit lines in Sweden and the U.S. to fund acquisitions and working capital.

In April of 2006, Mr. Taylor entered into a two year consulting agreement (“Agreement”) with the Company, which contemplated his future appointment as Chief Financial Officer of the Company, and which remains in effect. Pursuant to the Agreement, Mr. Taylor is paid $190,000 per year, and receives health and other standard benefits. The Agreement provides that in the event of a change of control, he will receive twelve months salary; if he is fired without cause, he will be paid one half that amount.

On April 20, 2006, Mr. Taylor was granted options to purchase 100,000 shares of the Company’s common stock, at an exercise price of $4.63 per share. One third of these options vest on each annual anniversary of the grant. This grant expires five years from the date of issuance.

Appointment of Director

On March 16, 2007, the Board appointed Mr. Stephen R. Scorgie as a director of the Company, effective as of March 19, 2007. Mr. Scorgie received his bachelor's degree in finance and accounting from the McIntire School of Commerce and his MBA, Finance from the Darden School of Business Administration, both of which are located at the University of Virginia. Mr. Scorgie is currently the Managing Director of The Carlton Group, where he is responsible for finding and selling sub-performing and non- performing debt from financial institutions throughout the United States through an extensive network of secondary market players. The Carlton Group is a real estate investment banking firm prominent in equity and debt placement, investment sales, and commercial and residential loan sales. The Carlton Group has consummated in excess of $30 billion of transactions since 1998. During the past five years, Mr. Scorgie's division has arranged the sale of over $7 billion of loan assets.

The Carlton Group has received total payments for services rendered of approximately $75,000 from the Company in 2006 and 2007. The Company and The Carlton Group are currently in discussions to renew their agreements for additional services to be rendered.

No decisions have been made at this time concerning Mr. Scorgie’s compensation and which committees of the Board he will serve on.

Item 8.01:	Other Events - Press Release.

Manchester Inc. issued a press release on March 14, 2007, filed as Exhibit 99.1 hereto, concerning Mr. Taylor’s appointment as CFO. Manchester Inc. issued a press release on March 16, 2007, filed as Exhibit 99.2 hereto, concerning Mr. Scorgie’s appointment as Director.

Item 9.01:	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description of Exhibits

Exhibit 99.1	Press Release dated March 14, 2007.
Exhibit 99.2	Press Release dated March 16, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANCHESTER INC.
Dated: March 20, 2007
	By:	/s/ Richard Gaines
Name: Richard Gaines
Title: Corporate Secretary